Exhibit 99.1

Mac-Gray Acquires Eastern U.S. Operations of Web Service Company

Transaction Adds Approximately $29 Million in Annual Revenue

CAMBRIDGE, Mass., Jan. 20 /PRNewswire-FirstCall/— Mac-Gray Corporation (NYSE: TUC), a leading provider of innovative laundry facilities management services to apartment properties, condos, hotels, and other multi-housing locations, and the largest provider of such services to college and university residence halls, today announced its purchase of the eastern U.S. operations of Web Service Company, a privately owned laundry facilities contractor headquartered in Redondo Beach, California. Under the terms of the agreement, Mac-Gray purchased Web Service Company’s assets and laundry facility contracts located in 13 eastern and southeastern states and the District of Columbia. As part of the transaction, Mac-Gray sold to Web Service Company its equipment and contracts in several western states. The transaction is expected to generate approximately $29 million in net incremental annual revenue for Mac- Gray. The net purchase price of $39 million was paid in cash, and is subject to certain post-closing adjustments. The transaction is expected to be immediately accretive.

“By every measure, this is the largest purchase in Mac-Gray’s 77-year history,” said Stewart G. MacDonald, chairman and chief executive officer of Mac-Gray. “The addition of Web’s eastern operations is a meaningful step in achieving one of our key strategic objectives, which is to increase our density in targeted markets in the eastern United States through acquisitions. The transaction strengthens our position as a premier provider to the apartment and condominium markets in the East. It also includes the addition of 45 accounts to Mac-Gray’s portfolio of approximately 400 college clients, further strengthening our leading position as the largest provider to the academic market. As a result, Mac-Gray will be able to better concentrate its resources on delivering high quality services more efficiently to these markets.

“Successful acquisitions in this industry rely on purchasing solid facility contracts, in complementary or contiguous markets, with well- maintained quality equipment. Being able to retain talented employees is also important. This transaction meets all of these criteria. Web Service Company is one of the most respected companies in our industry and shares with Mac- Gray the same culture, values and integrity in its approach to the business. Both companies also use primarily Maytag equipment,” said MacDonald.

William E. Bloomfield, Jr., chief executive officer of Web Service Company, said, “Web Service’s decision to divest its eastern operations reflects our long-term strategy to focus on and reallocate financial and human resources to our primary markets in the central and western U.S. However, to move forward, we needed a partner that shared our commitment to integrity in dealing with customers and employees, to providing quality service, and to leading the industry with technology innovations. As a market leader and a peer with very similar cultural values, Mac-Gray is a company that we can count on across all of these fronts.”

“Completing this transaction with Web Service Company advances the strategic interests of both companies and represents a win/win for both. Our decision to sell Web our western assets, where we had limited density and growth prospects, is consistent with our strategy to focus on markets where we can gain good size.

“We appreciate the support of Citizens Bank and our other lenders for their endorsement of our growth and their willingness to both increase our bank line to $105 million and extend the maturity, as well as create further capability for subsequent acquisitions,” concluded MacDonald.

“Citizens Bank is pleased to partner with Mac-Gray, and the entire bank group, to accomplish this important milestone,” said Girard R. Sargent, senior vice president of Citizens. “This acquisition is an exceptional opportunity for the Company, its customers, and its shareholders, and we look forward to helping the management team continue to build on its growth and success.”

About Web Service Company

Based in Redondo Beach, California, Web Service Company is one of the nation’s largest and most respected laundry service providers for apartment properties, condos, college and university residence halls, military bases and other multi-housing locations. A privately held company, Web Service Company has offices in principal cities throughout the Central and Western United States, and provides service to more than 40,000 locations. It is estimated that more than 3.5 million people do their weekly laundry in a Web laundry room. To contact Web, visit www.weblaundry.com or call (800) 421-6897, ext. 644.

About Mac-Gray Corporation

Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, colleges and university residence halls, condominiums and public housing complexes. Mac-Gray contracts its laundry rooms under long- term leases. These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premise for a fixed term, which is generally seven to ten years, in exchange for a negotiated portion of the revenue collected. Following the transaction, Mac-Gray’s laundry facilities business consists of approximately 35,000 multiple housing laundry rooms located in 30 states in the northeastern, midwestern, and southeastern United States, as well as the District of Columbia. Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions.

Through its MicroFridge(R) division, Mac-Gray sells its proprietary MicroFridge(R) line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug(TM) circuitry. The products are marketed throughout the United States to colleges, military bases, hotels, and assisted living facilities. MicroFridge(R) has also entered into agreements with Maytag Corporation to market Maytag’s Magic Chef, Amana and Maytag lines of home appliances throughout the U.S. In addition, MicroFridge(R) was recently awarded the ENERGY STAR designation.

Through its Copico division, Mac-Gray is a provider of card- and coin- operated reprographics equipment and services to the academic and public library markets in New England and New York, as well as Illinois, Maryland, and New Jersey. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words, “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

Contacts:
Michael J. Shea
Chief Financial Officer
Mac-Gray Corporation
617-492-4040
Email: mshea@macgray.com

Jim Buckley
Executive Vice President
Sharon Merrill Associates, Inc.
617-542-5300
Email: jbuckley@investorrelations.com